                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               BAIRNCO CORPORATION
                                       AT
                              $12.00 NET PER SHARE
                                       BY
                              BZ ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                             STEEL PARTNERS II, L.P.

                                                                   June 22, 2006

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated June 22,
2006 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer") in connection with the Offer by BZ Acquisition Corp. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Steel Partners II, L.P. ("Parent"), a Delaware limited partnership, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Bairnco Corporation, a
Delaware corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender
Shares held by us for your account.

      We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

      Your attention is directed to the following:

      1.  The tender price is $12.00 per Share, net to you in cash.

      2.  The Offer and withdrawal rights expire at 12:00 Midnight, New York
          City time, on Thursday, July 20, 2006, unless extended (as extended, the "Expiration Date").

      3.  The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn before the Expiration Date a number of Shares, which, together with the Shares then owned by Parent and its subsidiaries (including the Purchaser), represents at least a majority of the total number of Shares outstanding on a fully diluted basis, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and
          (iii) Parent being satisfied that Section 203 of the Delaware General
          Corporation Law is inapplicable to the Offer and the potential merger thereafter. The Offer is not conditioned upon Parent or the Purchaser obtaining financing.

      4.  Any stock transfer taxes applicable to the sale of Shares to the
          Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise

specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration
Date.

      The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the
Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

      Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the
"Depositary") of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry
Transfer Facility"), pursuant to the procedures set forth in Section 3 of the
Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and (iii) any other documents required by the Letter of
Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for Shares or confirmations of book-entry transfer of such Shares into the Depositary's account at the
Book-Entry Transfer Facility are actually received by the Depositary.

                                        2

                        INSTRUCTION FORM WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               BAIRNCO CORPORATION
                                       BY
                              BZ ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                             STEEL PARTNERS II, L.P.

      The undersigned acknowledge(s) receipt of your letter and the enclosed
Offer to Purchase dated June 22, 2006, and the related Letter of Transmittal, in connection with the offer by BZ Acquisition Corp. to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Bairnco
Corporation.

      This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of
Transmittal.

Number of Shares to be Tendered:                       SIGN HERE

_____________________________ Shares*
                                        ________________________________________
                                                      Signature(s)

Dated ________________________ , 2006
                                        ________________________________________
                                                        Name(s)

                                        ________________________________________
                                                      Address(es)

                                        ________________________________________
                                                      (Zip Code)

                                        ________________________________________
                                           Area Code and Telephone Number(s)

_____________

*  Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.